Exhibit 99.01
Green Dot Reports First Quarter 2026 Results
Company Delivers Strong Performance as it Makes Progress Strengthening Fintech Platform and Bank and Prepares for Acquisition by Smith Ventures and CommerceOne
Provo, UT - May 11, 2026 - Green Dot Corporation (NYSE: GDOT) ("Green Dot"), a financial technology and bank holding company that delivers seamless banking and payments solutions to consumers and businesses of all sizes, today reported its financial results for the quarter ended March 31, 2026.
“Our results reflect our hard work to strengthen our platform and pipeline, accelerate momentum in our embedded finance division, and optimize our balance sheet,” said William Jacobs, Chief Executive Officer of Green Dot. “These efforts help ensure the company has a strong foundation and ample growth opportunity going forward, as well as in its next chapter with Smith Ventures and CommerceOne.”
Consolidated Results Summary

	Three Months Ended March 31,
	2026	2025	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$656,247	$558,874	17%
Net income	$53,753	$25,773	109%
Diluted earnings per common share	$0.93	$0.47	98%

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$652,032	$555,964	17%
Adjusted EBITDA[1]	$102,440	$90,559	13%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	15.7%	16.3%	(0.6)%
Non-GAAP net income[1]	$64,970	$58,407	11%
Non-GAAP diluted earnings per share[1]	$1.12	$1.06	6%
Cash at the holding company was approximately $34 million as of March 31, 2026.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last five calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2026	2025
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$43,217	$40,526	$39,505	$38,545	$37,252
Number of active accounts	3.43	3.42	3.51	3.48	3.58
Purchase volume	$4,706	$4,705	$4,736	$4,991	$5,113
B2B Services
Gross dollar volume	$39,338	$36,923	$35,868	$34,620	$33,014
Number of active accounts	1.91	1.93	1.89	1.81	1.78
Purchase volume	$1,917	$2,035	$2,006	$2,000	$1,986
Consumer Services
Gross dollar volume	$3,879	$3,603	$3,637	$3,925	$4,238
Number of active accounts	1.52	1.49	1.62	1.67	1.80
Direct deposit active accounts	0.38	0.39	0.40	0.41	0.41
Purchase volume	$2,789	$2,670	$2,730	$2,991	$3,127
Money Movement
Number of cash transfers	7.02	7.39	7.43	7.52	7.51
Number of tax refunds processed	7.78	0.11	0.20	3.73	7.98
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

"We had a strong start to the year led by performance in our tax processing business, and outperformance in several of our other divisions," said Jess Unruh, Chief Financial Officer of Green Dot. "As we continue making investments that support top-line growth, we are also building a culture of cost discipline that helps drive our bottom-line results, as we benefited from modestly lower operating expenses in the quarter.”
Proposed Transactions with CommerceOne Financial Corporation and Smith Ventures, LLC
On November 24, 2025, Green Dot announced that it entered into agreements to be acquired by affiliates of Smith Ventures, LLC (“Smith Ventures”) and CommerceOne Financial Corporation (“CommerceOne”). Upon closing of these proposed transactions, Smith Ventures will acquire and privatize Green Dot’s non-bank financial technology business assets and operations (the “FinTech business”), which will continue running as an independent and growth-focused fintech and embedded finance company. Additionally, upon closing of these proposed transactions, CommerceOne will acquire Green Dot Bank and its associated assets and operations, and the combined organization will serve as the FinTech business’s exclusive sponsor bank.
The closing of the transactions remains subject to the receipt of required shareholder and regulatory approvals and the satisfaction of other customary closing conditions. The parties received early termination of the waiting period under the Hart-Scott-Rodino Act and have filed regulatory applications to all applicable U.S. federal and state bank authorities.
As a result of Green Dot’s proposed transactions with CommerceOne and Smith Ventures, Green Dot will not be hosting an earnings conference call nor providing 2026 financial guidance in conjunction with this earnings release. For further detail and discussion of Green Dot’s financial performance, please refer to the additional materials made available in the Investor Relations section of Green Dot's website at http://ir.greendot.com/ and Green Dot’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission, as amended.
Discussion of Segment Results
Over the last several years, Green Dot has strengthened its foundation for sustainable growth, and it is beginning to see those efforts pay off. Investments to enhance its platform and improve enterprise operations will help position the FinTech business, comprised of the consumer and embedded finance divisions and operations, to be a growth-enabled organization upon being acquired and taken private by Smith Ventures and a valuable partner to Green Dot Bank and CommerceOne for years to come.
2025 was a strong year for new business growth, with new partnerships across the B2B, money movement and consumer divisions. In the first quarter of 2026, Green Dot maintained a strong pipeline of prospective partners that continue to present substantial growth opportunities via its fee-based transaction revenues and through deposits that are strategically invested in high-quality, interest-bearing assets. Optimizing balance sheet profitability has remained an area of focus, and Green Dot's efforts and progress in this area are reflected in the results as well. Green Dot sees additional opportunities to continue strengthening its earnings profile and balance sheet, as it enhances its investment mix and grows deposits from the embedded finance offerings, particularly in the BaaS business.
As revenue momentum improved, Green Dot continued making progress in its multi-year efforts to strengthen its operating and regulatory infrastructures and drive improved efficiency. The team remains focused on strengthening the technology platform and simplifying operations to make Green Dot a more innovative, nimble platform and partner. Green Dot also remains committed to investing in regulatory infrastructure and believes it is seeing the benefits of that work materialize in pipelines as prospective partners prioritize compliance and regulatory support when selecting a platform partner.
B2B Services Segment
The B2B Services segment includes the BaaS division, powered by ARC, Green Dot's end-to-end embedded finance platform, and the rapid! employer solutions business. Revenue growth continues to be led by a significant BaaS partner, along with growth across the broader BaaS portfolio. Active accounts in the BaaS channel continue to increase as Green Dot works with new and existing partners to launch products and drive engagement. Green Dot expects its pipeline of launches and other opportunities to support continued revenue and deposit growth.
In employer services (rapid!), Green Dot is repositioning the business by aligning the salesforce, improving efficiency, lowering expenses, and focusing more on Earned Wage Access ("EWA"), where it sees meaningful growth potential. Declines in purchase volume continued to moderate in the quarter, suggesting these changes are gaining traction and helped drive higher profitability per active account. Green Dot reinvested a portion of the cost savings into EWA capabilities, sales support, and integrations with new payroll platforms to pursue additional opportunities. Green Dot remains optimistic about EWA, given its strong demand and attractive margins.
Overall, B2B segment profit grew year-over-year, driven by higher demand and activity in BaaS. BaaS margins declined modestly due to its revenue mix, particularly the growth of a significant partner.

Margins in rapid! employer services improved from the prior year period, primarily due to cost initiatives taken over the last several quarters.
Money Movement Services Segment
The Money Movement Services segment includes the tax processing and money processing businesses. Revenue growth was driven by tax processing, supported by a strong start to the tax season and the launch of a significant new franchise partner.
Green Dot has invested in its tax operations over time to strengthen its position as a technology and service leader, and the successful launch of this new partner reinforces that. Green Dot has also expanded product availability, especially taxpayer advance programs, which continue to see strong momentum and customer adoption.
Money processing revenue was affected by softness in the Consumer segment’s active account base. With respect to third-party transactions, excluding two partners with declines in low-revenue transactions, volume increased in the low- to mid-single digits in the quarter, reflecting continued success in adding partners that value the breadth and convenience of the network.
With Money Processing and BaaS operations more closely integrated, Green Dot expects to maintain a healthy pipeline of potential partners. Combined with recent cash transfer and digital disbursement launches, a solid schedule of upcoming launches, including Stripe, and moderating declines in the Consumer segment, Green Dot believes the business is well positioned to improve momentum from prior quarters.
Margins in Money Movement Services were affected by modest declines in both money processing and tax processing. Money processing margins were pressured by ongoing revenue headwinds, while tax processing margin pressure primarily reflected revenue mix, despite solid profit growth in that business.
Consumer Services Segment
The Consumer Services segment continued to face pressure from ongoing headwinds in traditional retail distribution and reduced marketing spend supporting the direct-to-consumer channel.
Retail channel performance reflected continued consumer shift to digital banking solutions instead of purchasing cards at retail locations. Green Dot partially mitigated these impacts through expansion within Financial Service Centers ("FSCs"), including the mid-2024 launch of PLS Financial Services, which contributed to a reduced rate of decline in active accounts and revenue. FSC partners, unlike the traditional retail relationships, are focused on digital and embedded solutions aligned with Green Dot's BaaS offerings, with the goal of driving deeper, more meaningful banking relationships with customers. Green Dot is preparing to introduce several new FSC partners in 2026, which are expected to help mitigate challenges faced by traditional retail channels. Additionally, there has been a noticeable increase in interest from traditional retail partners regarding digital and embedded solutions. This development is anticipated to enhance engagement and activity across the retail customer base.
Revenue declines in the direct-to-consumer channel were largely attributable to reduced marketing investment during the second half of 2024 and much of 2025, as Green Dot prioritized achieving acceptable returns on marketing investments and advancing its efforts to modernize the user experience and develop new feature functionality. As these initiatives have progressed, Green Dot increased marketing spend in the fourth quarter of 2025 and saw a modest sequential increase in actives in the first quarter of 2026. Green Dot believes the improved user experience, added functionality, and a more consistent marketing cadence can position the business to return to growth.

Segment margins and operating income declined year-over-year, reflecting lower revenue and higher expenses. Despite declines in active accounts and revenue, key metrics such as volume and revenue per active continued to grow.
Corporate and Other Segment
Similar to last quarter, Corporate and Other segment revenues, consisting primarily of interest income net of partner interest sharing, increased sharply year-over-year. Results benefitted from interest rate cuts during the second half of 2025, which improved the spread between yields earned on cash and investments and amounts shared with partners. Additionally, Green Dot repositioned a portion of its securities portfolio in 2025 and increased investment in high‑grade floating‑rate securities, contributing to improved yields at Green Dot Bank. Corporate expenses increased modestly as Green Dot made selective investments in areas such as compliance and risk management, but corporate expenses as a percentage of revenue declined year-over-year.
Forward-Looking Statements
This earnings release contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits or costs of the proposed transactions, the plans, objectives, expectations and intentions of Green Dot, CommerceOne, and affiliates of Smith Ventures, including future financial and operating results (including the anticipated impact of the proposed transactions), statements related to the expected timing of the completion of the proposed transactions, the plans, objectives, expectations and intentions of Compass Sub North, Inc., a newly formed Delaware corporation and a direct, wholly-owned subsidiary of CommerceOne (to be renamed “CommerceOne Financial Corporation” as part of the proposed transactions), following the consummation of the proposed transactions (the “combined company” or “New CommerceOne”) described herein, and other statements that are not historical facts. You can identify these forward-looking statements through the use of words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “predicts,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may” and “assumes,” variations of such words and similar expressions of the future or otherwise regarding the outlook for Green Dot’s, CommerceOne’s or the combined company’s future businesses and financial performance and/or the performance of the banking industry and economy in general.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Green Dot, CommerceOne or the combined company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Green Dot or CommerceOne and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this communication. Many of these factors are beyond Green Dot’s, CommerceOne’s or the combined company’s ability to control or predict, and there is no assurance that any list of risks and uncertainties or risk factors is complete. These factors include, among others, (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to Green Dot’s business and to CommerceOne’s business as a result of the announcement and pendency of the proposed transaction, (3) the risk that the integration of Green Dot’s and CommerceOne’s respective businesses and operations, or the separation of Green Dot’s non-bank fintech businesses from Green Dot Bank, will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, (4) the failure to satisfy the conditions to the closing of the transactions among Green Dot, CommerceOne and Smith Ventures, including the failure to obtain the necessary approvals by the stockholders of Green Dot or CommerceOne, (5) the amount of the costs, fees, expenses and charges related to the transactions, (6) the ability by each of Green Dot, CommerceOne and Smith Ventures to obtain required governmental approvals of the proposed transactions on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transactions, (7) reputational risk and the reaction of Green Dot’s or CommerceOne’s customers, suppliers, employees or other business partners to the proposed transactions, (8) challenges retaining or hiring key personnel following the proposed transactions, (9) any unexpected delay in closing the proposed transactions or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or Separation Agreement, (10) the dilution caused by the issuance of shares of the combined company’s common stock in the transaction, (11) the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) risks related to management and oversight of the business and operations of the combined company and the separation of Green Dot’s non-bank fintech business from Green Dot Bank and the combined company, (13) the possibility the combined company is subject to additional regulatory requirements or consent orders as a result of the proposed transactions, (14) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Green Dot, CommerceOne or the combined company, and (15) general competitive, economic, political, regulatory and market conditions and other factors that may affect future results of Green Dot, CommerceOne and the combined company, including changes in asset quality and credit risk; the inability to sustain or achieve revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the ability to raise or maintain liquidity, funding, and capital; the impact, extent and timing of technological changes; capital management activities; fraudulent or other illegal activity involving the products and services of Green Dot, CommerceOne or the combined company; cybersecurity risks, including cyber-attacks or security breaches; fluctuations in operating results; changes in legislation, regulation, policies or administrative practices and the ability to comply with such changes in a timely manner; and changes in the monetary and fiscal policies of the U.S. Government. Additional factors which could affect future results of Green Dot can be found in Green Dot’s filings with the Securities and Exchange Commission (the “SEC”), including in Green Dot’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, under the captions “Forward-Looking Statements” and “Risk Factors,” and Green Dot’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Green Dot, CommerceOne and Smith Ventures do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Important Information About the Transaction and Where to Find It
New CommerceOne filed a registration statement on Form S-4 (File No. 333-293326) with the SEC on February 10, 2026,1 as amended on April 7, 2026,2 May 1, 20263 and May 7, 20264 to register the shares of New CommerceOne common stock that will be issued to CommerceOne stockholders and Green Dot stockholders in connection with the proposed transactions. The registration statement includes a proxy statement of Green Dot and CommerceOne that also constitutes a prospectus of New CommerceOne. The registration statement was declared effective on May 8, 2026, at which time Green Dot filed a definitive proxy statement and New CommerceOne filed a final prospectus. Green Dot and New CommerceOne expect to commence mailing of the proxy statement/prospectus to their respective shareholders on or about May 15, 2026. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTIONS AND RELATED MATTERS.
Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Green Dot or New CommerceOne through the website maintained by the SEC at http://www.sec.gov. Documents filed with the SEC by Green Dot will also be available free of charge by contacting the investor relations department of Green Dot at IR@greendot.com or by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
Before making any voting or investment decision, investors and security holders of Green Dot and CommerceOne are urged to read carefully the entire registration statement and proxy statement/prospectus, including any amendments thereto, because they contain or will contain important information about the proposed transactions. Free copies of these documents may be obtained as described above.
Participants in Solicitation
Green Dot and CommerceOne and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Green Dot’s stockholders in respect of the proposed transactions under the rules of the SEC. Information about the directors and executive officers of Green Dot and CommerceOne is included in the registration statement. Information regarding Green Dot’s directors and executive officers is also available in Green Dot’s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Green Dot 10-K/A”),5 which was filed with the SEC on April 30, 2026, and in other documents subsequently filed by Green Dot with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Green Dot’s securities by Green Dot’s directors or executive officers from the amounts described in the Green Dot 10-K/A have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Green Dot 10-K/A and are available at the SEC’s website at www.sec.gov.
1 Available at https://www.sec.gov/Archives/edgar/data/2103884/000114036126004471/ny20062675x1_s4.htm.
2 Available at https://www.sec.gov/Archives/edgar/data/2103884/000114036126013676/ny20062675x2_s4a.htm.
3 Available at https://www.sec.gov/Archives/edgar/data/2103884/000114036126018596/ny20062675x4_s4a.htm.
4 Available at https://www.sec.gov/Archives/edgar/data/2103884/000114036126019383/ny20062675x6_s4a.htm.
5 Available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001386278/000138627826000023/gdot-20251231.htm.

No Offer or Solicitation
This communication relates to the proposed transactions and is for informational purposes only and is not intended to, and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions or divestitures; amortization attributable to deferred financing costs; impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition; realized gains and losses on available-for-sale investment securities; restructuring and other charges; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology platform and registered bank holding company that builds banking and payment solutions to create value, retain and reward customers, and accelerate growth for businesses of all sizes. For more than two decades, Green Dot has delivered financial tools and services that address the most pressing financial needs of consumers and businesses, and that transform the way people and businesses manage and move money.

Green Dot delivers a broad spectrum of financial products to consumers and businesses through its portfolio of brands, including: GO2bank, a leading digital and mobile bank account offering simple,

secure and useful banking for Americans living paycheck to paycheck; the Green Dot Network (“GDN”) of more than 90,000 retail distribution and cash access locations nationwide; Arc by Green Dot, the single-source embedded finance platform combining all of Green Dot’s secure banking and money processing capabilities to power businesses at all stages of growth; rapid! wage and disbursements solutions, providing pay card and earned wage access services to more than 7,000 businesses and their employees; and Santa Barbara TPG (“SBTPG”), the company’s tax division, which processes on average approximately 13 million tax refunds annually.

Founded in 1999, Green Dot has managed more than 80 million accounts to date both directly and through its partners. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations:
IR@greendot.com
Media Relations:
Alison Lubert
SVP, Head of Corporate Communications
alubert@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,646,382	$1,421,690
Restricted cash	31	44
Settlement assets	879,485	947,497
Accounts receivable, net	196,342	197,248
Prepaid expenses and other assets	106,924	73,275
Income tax receivable	422	589
Total current assets	2,829,586	2,640,343
Investment securities available-for-sale, at fair value	2,969,954	2,467,843
Loans to bank customers, net of allowance for credit losses of $21,645 and $21,053 as of March 31, 2026 and December 31, 2025, respectively	47,464	55,700
Prepaid expenses and other assets	154,327	154,567
Property, equipment, and internal-use software, net	198,978	198,352
Operating lease right-of-use assets	999	1,053
Deferred expenses	727	789
Net deferred tax assets	79,585	92,188
Goodwill and intangible assets	368,995	374,401
Total assets	$6,650,615	$5,985,236
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$101,432	$114,714
Deposits	4,528,541	4,416,294
Obligations to customers	294,643	284,978
Settlement obligations	62,048	52,916
Other accrued liabilities	150,941	153,752
Operating lease liabilities	375	325
Deferred revenue	4,351	4,224
Federal Home Loan Bank advances	500,000	—
Income tax payable	2,433	2,366
Total current liabilities	5,644,764	5,029,569
Other accrued liabilities	203	282
Operating lease liabilities	1,508	1,599
Notes payable	63,640	63,541
Total liabilities	5,710,115	5,094,991

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of March 31, 2026 and December 31, 2025; 56,661 and 55,565 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	57	56
Additional paid-in capital	427,915	427,477
Retained earnings	698,489	644,736
Accumulated other comprehensive loss	(185,961)	(182,024)
Total stockholders’ equity	940,500	890,245
Total liabilities and stockholders’ equity	$6,650,615	$5,985,236

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$448,675	$375,953
Cash processing revenues	136,371	113,373
Interchange revenues	43,959	47,919
Interest income, net	27,242	21,629
Total operating revenues	656,247	558,874
Operating expenses:
Sales and marketing expenses	59,313	59,688
Compensation and benefits expenses	59,771	66,214
Processing expenses	374,594	285,317
Other general and administrative expenses	93,449	86,910
Restructuring and other charges	82	—
Total operating expenses	587,209	498,129
Operating income	69,038	60,745
Interest expense, net	1,576	1,386
Other income (expense), net	177	(25,704)
Income before income taxes	67,639	33,655
Income tax expense	13,886	7,882
Net income	$53,753	$25,773

Basic earnings per common share:	$0.96	$0.47
Diluted earnings per common share	$0.93	$0.47
Basic weighted-average common shares issued and outstanding:	55,743	54,361
Diluted weighted-average common shares issued and outstanding:	58,016	55,282

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Operating activities
Net income	$53,753	$25,773
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	18,134	15,184
Amortization of intangible assets	5,147	5,200
Provision for uncollectible overdrawn accounts from purchase transactions	2,556	2,864
Provision for loan losses	11,110	11,127
Stock-based compensation	4,494	3,021
Losses in equity method investments	1,420	2,846
Realized loss on available-for-sale investment securities	—	24,497
Amortization of premium and discount on available-for-sale investment securities	959	(513)
Impairment of long-lived assets	331	61
Other	6,012	(1,499)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,650)	499
Prepaid expenses and other assets	1,380	1,720
Deferred expenses	62	257
Accounts payable and other accrued liabilities	(22,854)	11,988
Deferred revenue	48	(1,695)
Income tax receivable/payable	14,146	7,713
Other, net	13	(322)
Net cash provided by operating activities	95,061	108,721

Investing activities
Purchases of available-for-sale investment securities	(549,768)	(80,741)
Proceeds from maturities of available-for-sale securities	41,495	54,520
Proceeds from sales and calls of available-for-sale securities	—	287
Payments for property, equipment and internal-use software	(19,032)	(19,418)
Net changes in loans	(16,093)	(17,631)
Other investing activities	(23,199)	(474)
Net cash used in investing activities	(566,597)	(63,457)

Financing activities
Borrowings on notes payable	—	14,860
Net borrowings from Federal Home Loan Bank	500,000	—
Proceeds from ESPP purchases	820	—
Taxes paid related to net share settlement of equity awards	(4,875)	(2,429)
Net changes in deposits	112,415	159,766
Net changes in settlement assets and obligations to customers	87,855	(36,586)
Deferred financing costs	—	(422)
Net cash provided by financing activities	696,215	135,189

Net increase in unrestricted cash, cash equivalents and restricted cash	224,679	180,453
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,421,734	1,592,435
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,646,413	$1,772,888

Cash paid for interest	$2,738	$2,112
Cash (refunded from) paid for income taxes	$(122)	$3

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,646,382	$1,772,845
Restricted cash	31	43
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,646,413	$1,772,888

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Segment Revenue	(In thousands)
B2B Services	$417,542	$341,991
Consumer Services	86,481	95,256
Money Movement Services	130,705	110,247
Corporate and Other	17,304	8,470
Total segment revenues	652,032	555,964
Embedded finance commissions and processing expenses (9)	5,812	4,427
Other income (10)	(1,597)	(1,517)
Total operating revenues	$656,247	$558,874

	Three Months Ended March 31,
	2026	2025
Segment Profit	(In thousands)
B2B Services	$28,695	$27,152
Consumer Services	25,473	33,632
Money Movement Services	88,444	76,826
Corporate and Other	(40,172)	(47,051)
Total segment profit *	102,440	90,559
Reconciliation to income before income taxes
Depreciation and amortization of property, equipment and internal-use software	18,133	15,184
Stock based compensation and related employer taxes	5,004	3,443
Amortization of acquired intangible assets	5,147	5,200
Impairment charges	331	61
Legal settlements and related expenses	1,000	937
Restructuring and other charges	82	—
Transaction and related acquisition costs	1,414	446
Other expense, net	2,291	4,543
Operating income	69,038	60,745
Interest expense, net	1,576	1,386
Other income (expense), net	177	(25,704)
Income before income taxes	$67,639	$33,655
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the businesses primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, transaction losses and fraud management, and customer support and related expenses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Business to Business ("B2B") Services, 2) Consumer Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of inter-segment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees and certain third-party contractors, professional services fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when it is evaluating overall consolidated financial results are excluded from its unallocated corporate expenses.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Total operating revenues	$656,247	$558,874
Embedded finance commissions and processing expenses (9)	(5,812)	(4,427)
Other income (10)	1,597	1,517
Non-GAAP total operating revenues	$652,032	$555,964

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands, except per share data)
Net income	$53,753	$25,773
Stock-based compensation and related employer payroll taxes (3)	5,004	3,443
Amortization of acquired intangible assets (4)	5,147	5,200
Transaction and related acquisition costs (4)	1,414	446
Amortization of deferred financing costs (5)	160	141
Impairment charges (5)	331	61
Legal settlements and related expenses (5)	1,000	937
Losses in equity method investments (5)	1,420	2,846
Change in fair value of loans held for sale (5)	—	11
Realized loss on available-for-sale investment securities (5)	—	24,497
Extraordinary severance expenses (6)	506	2,986
Restructuring and other charges (7)	82	—
Other expense (income), net (5)	188	(93)
Income tax effect (8)	(4,035)	(7,841)
Non-GAAP net income	$64,970	$58,407
Diluted earnings per common share
GAAP	$0.93	$0.47
Non-GAAP	$1.12	$1.06

Diluted weighted-average common shares issued and outstanding
GAAP	58,016	55,282

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Class A common stock outstanding as of March 31:	56,661	54,873
Weighting adjustment	(918)	(512)
Dilutive potential shares:
Service based restricted stock units	2,171	863
Performance-based restricted stock units	102	6
Employee stock purchase plan	—	52
Diluted weighted-average shares issued and outstanding	58,016	55,282

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Net income	$53,753	$25,773
Interest expense, net (2)	1,576	1,386
Income tax expense	13,886	7,882
Depreciation and amortization of property, equipment and internal-use software (2)	18,133	15,184
Stock-based compensation and related employer payroll taxes (2)(3)	5,004	3,443
Amortization of acquired intangible assets (2)(4)	5,147	5,200
Transaction and related acquisition costs (2)(4)	1,414	446
Impairment charges (2)(5)	331	61
Legal settlements and related expenses (2)(5)	1,000	937
Losses in equity method investments (2)(5)	1,420	2,846
Change in fair value of loans held for sale (2)(5)	—	11
Realized loss on available-for-sale investment securities (2)(5)	—	24,497
Extraordinary severance expenses (2)(6)	506	2,986
Restructuring and other charges (7)	82	—
Other expense (income), net (2)(5)	188	(93)
Adjusted EBITDA	$102,440	$90,559

Non-GAAP total operating revenues	$652,032	$555,964
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	15.7%	16.3%

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, restructuring and other charges, certain legal settlement and related expenses, earnings or losses from equity method investments, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $5.0 million and $3.4 million for the three months ended March 31, 2026 and 2025, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain expenses that are the result of acquisition or divestiture activities, including a sale in connection with its evaluation of strategic alternatives. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot may also from time to time incur gains or losses from divestitures of a business or other sale activities, as well as professional and legal fees and other direct expenses associated with such transactions. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements and related expenses, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized gains and losses on available-for-sale investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three months ended March 31, 2026, Green Dot recorded $0.5 million related to extraordinary severance expenses, which were paid out in connection with reductions in force and other extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)During the three months ended March 31, 2026, Green Dot recorded $0.1 million for restructuring and other charges related specifically to the closure of its China operations. Green Dot excludes restructuring and other charges primarily because these costs are not reflective of ongoing operating results, nor are considered normal, recurring cash operating expenses.
(8)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes the impact of excess tax benefits related to stock-based compensation, the IRC §162(m) limitation that applies to performance-based restricted stock units expense, and valuation allowances related to deferred tax assets as of March 31, 2026.
(9)Represents commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition. This adjustment is netted against revenues when evaluating segment performance.
(10)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available-for-sale.